United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 6, 2017

sustainable Projects group inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2316 Pine Ridge Road, 383 Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	239-316-4593

Sustainable Petroleum Group Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Projects Group Inc.	Page 1

Information to be included in report

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

Effective December 4, 2017, SPGX has closed a share purchase agreement between Flin Ventures AG and Sustainable Petroleum Group Inc. (SPGX) dated for reference July 25, 2017. SPGX purchased 50,000 shares in the capital of myfactor.io. AG. These shares represent a 100% interest in myfactor.io AG. As consideration for the purchased shares, SPGX paid EUR$150,000 (US$178,000) to the seller for the purchased shares, subject to the certain conditions being fulfilled by the seller. Prior to closing the seller agreed to arrange payment or settlement of all debt owed by myfactor.io AG and to have myfactor.io AG buy back all outstanding bonds issued by myfactor.io AG. Also, as a condition of closing the seller was required to replace the board of directors of myfactor.io AG with nominees of SPGX and to have the shares transferred and registered in the name of SPGX. All of the closing conditions have been fulfilled, and as a result the purchase of the shares in the capital of myfactor.io AG is now complete and effective. See Exhibit 10.8 - Share Purchase Agreement for more details.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As a closing condition to the share purchase agreement for myfactor.io AG (“myFactor”) Guenther Hotz consented to and was appointed the Chief Executive Officer of myFactor by its board of directors.

Also, Christian Winzenried consented to and was appointed as President and a director of myFactor, by consent resolutions of the board of directors.

The board of directors and management of myFactor currently consist of Guenther Hotz as a director and as the Chief Financial Officer of myFactor and Christian Winzenried as a director and as the President, the Treasurer, and the Corporate Secretary of myFactor.

Guenther Hotz (51 years old) has been Board Member of myFactor since December 2015 and since July 2017 CEO of myfactor. During the past five years, Mr. Hotz has been an entrepreneur and executive officer in several companies, including Finaport (Liechtenstein) AG, a licenced asset management company.

During the past three years, Mr. Hotz has not served as a director of any listed companies.

Mr. Winzenried (55 years old) has been a Board Member of myFactor since October 2017 and since December 2017 President, Treasurer and Secretary of myFactor. Mr. Winzenried has been President, Chief Executive Officer and a director of SPGX since February 2017. During the past five years, Mr. Winzenried has been an entrepreneur and executive officer in several companies, including zeb/, a European management consultancy company in the finance sector where he was responsible for the development of business projects in the regional markets of Germany, Switzerland and Austria.

During the past three years, Mr. Winzenried has not served as a director of any listed companies.

myFactor does not have any committees, and therefore no directors or officers have served or do serve on any committees, other than the audit committee, which the two directors currently are members.

There is no family relationship among the directors or officers of SPGX and of myFactor.

During the last two years, there has been no transaction or proposed transaction that SPGX nor myFactor was or is a party to in which any of Mr. Hotz or Mr. Winzenried had or is to have a direct or indirect material interest, with the exception of share purchase agreement with Flin Ventures AG. See Exhibit 10.8 - Share Purchase Agreement for more details.

Neither SPGX nor myFactor have entered into any material plan, contract, or arrangement (whether or not written) with either Mr. Hotz or Mr. Winzenried.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.8 is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.8 is incorporated herein by reference.

Form 8-K	Sustainable Projects Group Inc.	Page 2

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.8	Share Purchase Agreement dated July 25, 2017 between Flin Ventures AG and Sustainable Petroleum Group Inc.	Included

Form 8-K	Sustainable Projects Group Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Projects Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable Projects group inc.

Dated: December 6, 2017	By:	/s/ Christian Winzenried
Christian Winzenried – President & CEO